UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 22, 2006, Tapestry Pharmaceuticals, Inc. (the “Company”) and Dr. Patricia Pilia entered into a Settlement Agreement (the “Agreement”) in connection with Dr. Pilia’s termination of employment by the Company without cause on February 23, 2005.  Dr. Pilia is a member of the Board of Directors and previously served as Executive Vice President and Secretary of the Company.

The Agreement provides that the Company will take no action to remove Dr. Pilia from her position on the Board of Directors and will allow her to serve as a member of the Board for the remainder of her current term through the Company’s 2007 annual meeting of stockholders and as a member of the Research and Development Committee of the Board of Directors during her tenure.  The Agreement also provides that Dr. Pilia will be compensated for her board and committee service consistent with that provided for other non-employee directors.  The Agreement confirms that severance and benefits payments required to be made by the Company to Dr. Pilia following termination of her employment under her employment agreement with the Company effective October 1, 2001 (the “Employment Agreement”).  The Agreement also provides that Dr. Pilia (i) will not be in violation of certain non-compete provisions of the Employment Agreement if she becomes involved in the development or marketing of paclitaxel or docetaxel; (ii) will not make any public disclosure designed to discourage any person from doing business with the Company; (iii) will provide assistance in connection with actions taken by her during the period she was employed by the Company or served on its Board of Directors, specifying the compensation to be paid for such assistance; and (iv) will vote all shares of common stock of the Company over which she has beneficial ownership in favor of proposals 1 through 5 set forth in the Company’s proxy statement dated February 24, 2006 for a special meeting of stockholders, and in favor of proposals 1 through 7 set forth in the Company’s proxy statement relating to its annual meeting of stockholders to be held on May 1, 2006.  The Agreement also provides for releases of the Company by Dr. Pilia and of Dr. Pilia by the Company.

As provided in the Agreement, the Company and Dr. Pilia on March 22, 2006 entered into a written amendment (the “Amendment”) to the Employment Agreement to conform certain provisions thereof to the requirements of Section 409A of the Internal Revenue Code, as amended (the “Code”), and the proposed regulations issued by the Treasury Department thereunder.  The Company and Dr. Pilia had orally agreed to such an amendment previously.  The amendment provides that if any severance benefit provided under the Employment Agreement fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of employee’s status as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then the payment of such benefits shall be automatically delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code.  The amendment will result in the severance benefits paid to Dr. Pilia under the Employment Agreements being delayed until six months and one day following her termination of employment.

The foregoing is a summary of the terms of the Agreement and the Amendment and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and the Amendment attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Settlement Agreement dated March 22, 2006 between Tapestry Pharmaceuticals, Inc. and Patricia A. Pilia.

10.2	Amendment to Employment Agreement executed by the Company and Patricia Pilia dated March 22, 2006

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 27, 2006	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Kai Larson
	Name:	Kai Larson
	Title:	Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Settlement Agreement dated March 22, 2006 between Tapestry Pharmaceuticals, Inc. and Patricia A. Pilia.

10.2	Amendment to Employment Agreement executed by the Company and Patricia Pilia dated March 22, 2006